UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 17, 2009

NEAH POWER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49962	88-0418806
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22118 20th Ave. SE, Suite 142
Bothell, Washington		98021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 424-3324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On July 17, 2009 the registrant appointed Paul Sidlo, age 53, to its Board of Directors to fill a vacancy on the Board.  Since 1987 Mr. Sidlo has  been CEO and a director atat Rez-N-8 Productions, Inc., (“REZN8”) a company that he founded, that designs and creates  high-end graphics, multi-media branding and graphical image systems that are employed to build and promote a brand. REZN8 served as principal outside design consultant for Microsoft, responsible for graphical user interface (GUI) development and production and development for XBOX, XBOX2, XBOX LIVE, MSN9&10, HOME MEDIA CENTER, WindowsXP and Microsoft’s Home of the Future. Mr. Sidlo is also Chief Creative Officer and a director of EMN8, a company that he co-founded in 2002 that is involved in the development and use of real-time rich media to better manage customer relationships in a variety of industries. The registrant has granted Mr. Sidlo an option to acquire 500,000 shares of the registrant’s common stock at an exercise price of $.1041 per share, the closing price of the registrant’s shares of common stock on July 16, 2009.

Item 8.01. Other Events.

On July 17, 2009, the registrant issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, in connection with the appointment of Mr. Sidlo to the registrant’s Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1        Press release, dated July 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 17, 2009	Neah Power Systems, Inc.

	By:	/s/ Gerard C. D’Couto
Gerard C. D’Couto
President